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PART I.   FINANCIAL INFORMATION

                     GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                            CONSOLIDATED STATEMENTS OF INCOME

                     (Dollars in thousands, except per share amounts)
                                   Three Months              Nine Months
                                  Ended July 31,            Ended July 31,
                                 1996        1995          1996        1995
Net sales                        $155,994    $184,159      $474,949    $539,086
Other income:
  Interest and other                1,535       1,553         3,563       4,184
  Gain on timber sales              3,084       1,402         6,081       6,119


                                  160,613     187,114       484,593     549,389


Costs and expenses:
  Cost of products sold           128,865     138,011       389,460     417,569
  Selling, general and
    administrative                 16,116      19,911        50,882      54,153
  Interest                            196         104           710         820


                                   145,177    158,026       441,052     472,542

Income before income taxes          15,436     29,088        43,541      76,847
Taxes on income                      5,800     11,500        16,500      29,000


Net income                        $  9,636   $ 17,588      $ 27,041    $ 47,847



Net income per share (based on the average number of shares outstanding during the period):

   Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the remainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

Class A Common Stock                 $ .36       $ .71        $1.00       $1.89
Class B Common Stock                 $ .40       $ .74        $1.15       $2.05

   Due to the special characteristics of the Company's two classes of stock (see Note 1), earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the retained earnings.

See accompanying Notes to Consolidated Financial Statements.
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              GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                       CONSOLIDATED BALANCE SHEETS

                         (Dollars in thousands)

   ASSETS
                                                    July 31,  October 31,
                                                   1996        1995
CURRENT ASSETS
  Cash and cash equivalents                        $ 42,192    $ 31,612
  Canadian government securities                     18,846      18,981
  Trade accounts receivable--less allowance
   of $789 for doubtful items                        63,474      76,950
  Inventories, at the lower of cost (prin-
   cipally last-in, first-out) or market             36,924      53,876
  Prepaid expenses and other                         14,281      16,482

                        Total current assets        175,717     197,901

LONG TERM ASSETS
  Cash surrender value of life insurance              3,030       2,838
  Interest in partnership                               --        1,091
  Other long term assets                              6,620       6,977

                                                      9,650      10,906

PROPERTIES, PLANTS AND EQUIPMENT--at cost
  Timber properties--less depletion                   5,688       4,518
  Land                                               10,982      11,014
  Buildings                                         120,123     104,892
  Machinery, equipment, etc.                        337,020     319,785
  Construction in progress                           58,819      42,102
  Less accumulated depreciation                    (241,887)   (223,456)

                                                    290,745     258,855

                                                   $476,112    $467,662

 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                  $ 24,143    $ 35,935
 Current portion of long term obligations             1,273         264
 Accrued payrolls and employee benefits               8,107      10,882
 Accrued taxes--general                               1,748       1,954
 Taxes on income                                      4,496         126

             Total current liabilities               39,767      49,161

LONG TERM OBLIGATIONS (interest rates from
 4.81% - 8.00%; payable to 2002)                     12,696      14,101

OTHER LONG TERM LIABILITIES                          19,226      18,305

DEFERRED INCOME TAXES                                18,338      13,562

 Total long term liabilities                         50,260      45,968

SHAREHOLDERS' EQUITY (Note 1)
 Capital stock, without par value                     9,034       9,034
  Class A Common Stock:
    Authorized 32,000,000 shares;
      issued 21,140,960 shares;
      outstanding 10,873,172 shares
  Class B Common Stock:
    Authorized and issued 17,280,000 shares;
      outstanding 12,001,793 shares
       (13,201,793 in 1995)

  Treasury Stock, at cost                           (41,867)    (40,776)
    Class A Common Stock: 10,267,788 shares
    Class B Common Stock:  5,278,207 shares
       (4,078,207 in 1995)

 Retained earnings                                  423,276     407,665

 Cumulative translation adjustment                   (4,358)     (3,390)

                                                    386,085     372,533

                                                   $476,112    $467,662

See accompanying Notes to Consolidated Financial Statements.
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           GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS

                        (Dollars in thousands)
        For the nine months ended July 31,    1996         1995
Cash flows from operating activities:

         Net income                            $27,041     $47,847
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and depletion                    19,360      17,097
  Deferred income taxes                          4,786       4,329
   (Increase) decrease:
  Trade accounts receivable                     13,476       2,168
  Inventories                                   16,952     (18,647)
  Prepaid expenses and other                     2,201        (108)
  Other long term assets                           165      (2,144)
   Increase (decrease):
  Accounts payable                             (11,792)     (5,040)
  Accrued payrolls and employee benefits        (2,775)      2,864
  Accrued taxes - general                         (206)       (739)
  Taxes on income                                4,370        (401)
  Other long term liabilities                      921       3,751

  Net cash provided by operating activities     74,499      50,977

Cash flows from investing activities:

   Net sales of investments in government
    securities                                     135       4,200
   Purchase of properties, plants and
    equipment                                  (51,413)    (31,008)

  Net cash used by investing activities        (51,278)    (26,808)

Cash flows from financing activities:

   Net payments on long term obligations          (396)    (17,793)
   Acquisition of treasury stock                   --       (2,646)
   Dividends paid                              (11,430)    (10,340)

  Net cash used by financing activities        (11,826)    (30,779)

Foreign currency translation adjustment           (815)       (220)

Net increase (decrease) in cash and cash
 equivalents                                    10,580      (6,830)
Cash and cash equivalents at beginning of
 period                                         31,612      29,543

Cash and cash equivalents at end of period     $42,192     $22,713

See accompanying Notes to Consolidated Financial Statements.
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